UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported) February 17, 2005


                           AMERICAN EXPRESS COMPANY
            ------------------------------------------------------
            (Exact Name of Registrant as Specified in Its Charter)


                                   New York
                 ---------------------------------------------
                (State or Other Jurisdiction of Incorporation)


         1-7657                                          13-4922250
-----------------------                       ---------------------------------
(Commission File Number)                      (IRS Employer Identification No.)


200 Vesey Street, World Financial Center,
          New York, New York                               10285
------------------------------------------               ----------
 (Address of Principal Executive Offices)                (Zip Code)


                                (212) 640-2000
             ----------------------------------------------------
             (Registrant's Telephone Number, Including Area Code)


                                      None
         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]    Written communications pursuant to Rule 425 under the Securities Act
        (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
        (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the
        Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the
        Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events


     On February 17, 2005, the New Hampshire Bureau of Securities Regulation filed a petition against American Express Financial Advisors ("AEFA"). The petition alleges that AEFA violated New Hampshire and federal securities laws by failing to disclose revenue sharing and directed brokerage payments received from non-proprietary mutual funds for agreeing to make their products available through AEFA's national distribution network. The petition also alleges that AEFA failed to disclose incentives for advisors to sell proprietary products and other alleged conflicts of interest. The petition seeks, among other things, an order to show cause why AEFA's broker-dealer license should not be denied, suspended or revoked, a proposed fine and restitution of financial planning fees during the relevant period (principally 1999 to 2003) in the amount of $17.5 million, and disgorgement of revenue sharing and directed brokerage payments and other relief. AEFA intends to cooperate fully in this matter.

                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AMERICAN EXPRESS COMPANY
                                        (REGISTRANT)

                                        By:    /s/ Stephen P. Norman
                                               ---------------------
                                        Name:  Stephen P. Norman
                                        Title: Secretary









DATE:   February 18, 2005